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                                                                      Exhibit 21


                          Subsidiaries of the Company

          (a)   PJ Food Service, Inc., a Kentucky corporation
          (b)   Papa John's USA, Inc., a Kentucky corporation
          (c)   Printing & Promotions, Inc., a Kentucky corporation
          (d)   PJFS of Mississippi, Inc., a Mississippi corporation
          (e)   Risk Services Corp., a Kentucky corporation
          (f)   Capital Delivery, Ltd., a Kentucky corporation